SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.



                                  FORM 8-K/A

                                CURRENT REPORT

                                AMENDMENT NO. 1


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               February 11, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                          Zynex Medical Holdings, Inc.
              ----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter


          Nevada                     33-26787-D             87-0403828
---------------------------       ---------------     ----------------------
State or Other Jurisdiction       Commission File     IRS Employer Identifi-
      of Incorporation                 Number              cation Number



             8100 South Park Way, Suite A-9
             Littleton, Colorado                           80120
             ----------------------------------------------------
             Address of Principal Executive Offices      Zip Code


                                (303) 703-4906
                         ------------------------------
                         Registrant's Telephone Number,
                              Including Area Code


                 378 North Main, No. 124, Logan, Utah  84041
                 -------------------------------------------
                 Former Name or Former Address, if Changed
                               Since Last Report












ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements of Zynex Medical, Inc. are filed herewith:

                                                             Page
                                                             ----

     Report of Independent Public Accountants .............  F-1

     Balance Sheet - December 31, 2003 ....................  F-2

     Combined Statements of Operations for the Years
       Ended December 31, 2002 and 2003 ...................  F-3

     Combined States of Cash Flows for the Years Ended
       December 31, 2002 and 2003 .........................  F-4

     Combined Statement of Stockholder's Deficiency .......  F-5

     Notes to Combined Financial Statements ...............  F-6 - F-14

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed herewith:

     Unaudited Summary Pro Forma - Combined Financial
       Statements .........................................  F-15

     Unaudited Pro Form Combined Statement of Financial
       Position - December 31, 2003 .......................  F-16

     Unaudited Pro Form Combined Statement of Operations -
       December 31, 2002 ..................................  F-17

     Unaudited Pro Form Combined Statement of Operations -
       December 31, 2003 ..................................  F-18

     Notes to Unaudited Combined Pro Forma Financial
       Statements .........................................  F-19

     (c)  EXHIBITS.

          Exhibit 10 Acquisition Agreement between Zynex Medical Holdings, Inc. and Zynex Medical, Inc.
                         (Previously Filed)










                                      2




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Zynex Medical, Inc.
Littleton, Colorado

We have audited the accompanying balance sheet of ZYNEX MEDICAL, INC. (the "Company") as of December 31, 2003 and the combined statements of operations, cash flows and stockholder's deficiency for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of ZYNEX MEDICAL, INC. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.






/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
May 21, 2004 (except as to the last paragraph of Note 5, which is as of June 4, 2004)

                              Zynex Medical, Inc.
                                Balance Sheet
                              December 31, 2003

                    ASSETS

Current Assets:
 Receivables, less allowance for
  uncollectible accounts of $314,000                             $ 185,806
 Inventory                                                         166,245
 Prepaid expenses                                                    1,300
                                                                 ---------
     Total current assets                                          353,351

Property and equipment, less accumulated depreciation               67,860
Other assets                                                         9,765
                                                                 ---------
                                                                 $ 430,976
                                                                 =========

   LIABILITIES AND STOCKHOLDER'S DEFICIENCY

Current Liabilities:
 Notes payable                                                   $ 221,404
 Capital lease                                                       9,324
 Accounts payable, including bank overdrafts of $21,982            161,660
 Accrued payroll and payroll taxes                                  51,922
 Accrued income taxes                                               34,300
 Other accrued liabilities                                          70,625
 Advances from stockholder                                          12,816
                                                                 ---------
     Total current liabilities                                     562,051

Notes Payable, less current maturities                              11,634
Capital Lease, less current maturities                              14,671
                                                                 ---------
     Total liabilities                                             588,356
                                                                 ---------

Contingencies and Commitments                                         -

Stockholder's Deficiency:
 Common stock, $.000001 par value: 100,000,000 shares
  authorized; 1,000,000 shares issued and outstanding                  300
 Accumulated deficit                                              (157,680)
                                                                 ---------
     Total stockholder's deficiency                               (157,380)
                                                                 ---------
                                                                 $ 430,976
                                                                 =========

                              Zynex Medical, Inc.
                       Combined Statements of Operations
                            Years Ended December 31,

                                                       2002          2003
                                                   ----------     ----------
Net sales and rental revenue                       $1,281,823     $1,083,912
Cost of sales and rentals                             337,683        186,081
                                                   ----------     ----------
     Gross profit                                     944,140        897,831
                                                   ----------     ----------
Operating expenses:
 Selling, general and administrative                  861,586        762,819
 Depreciation                                          22,083         26,985
                                                   ----------     ----------
                                                      883,669        789,804
                                                   ----------     ----------
 Income from operations                                60,471        108,027

Other income (expense):
 Interest income                                        8,522          3,153
 Interest expense                                     (50,307)       (45,674)
                                                   ----------     ----------
 Income before income taxes                            18,686         65,506

Provision (benefit) for income taxes                   (2,200)        24,809
                                                   ----------     ----------
     Net Income                                    $   20,886     $   40,697
                                                   ==========     ==========

Earnings per common share                          $     0.00     $     0.00
                                                   ==========     ==========

Pro forma weighted average common shares
 outstanding*                                      22,151,662     22,151,662
                                                   ==========     ==========

* See Note 1 - Earnings Per Share

                                Zynex Medical, Inc.
                         Combined Statements of Cash Flow
                              Years Ended December 31,

                                                      2002           2003
                                                   ----------     ----------
Cash flows from operating activities:
 Net income                                        $   20,886     $   40,697
  Adjustments to reconcile net income to
   cash provided by operations -
    Depreciation expense                               22,083         26,985
  Changes in current assets and liabilities -
   (Increase) decrease in receivables                 (25,893)       130,433
   (Increase) decrease in inventory and rented
    inventory                                         (27,111)          (291)
   (Increase) decrease in prepaid expenses               -            (1,300)
   Increase (decrease) in accounts payable             15,238        (22,152)
   Increase (decrease) in accrued liabilities          45,289         14,712
                                                   ----------     ----------
     Net cash from operating activities                50,492        189,084
                                                   ----------     ----------
Cash flows from (used in) investing activities:
 Purchase of equipment                                   -           (10,004)
 Decrease in deposits and other assets                  2,108           -
                                                   ----------     ----------
     Net cash from (used in) investing activities       2,108        (10,004)
                                                   ----------     ----------
Cash flow from (used in) financing activities:
 Payments on notes payable and capital lease          (69,344)       (96,618)
 Advances from (repayments to) stockholder             15,068        (82,462)
                                                   ----------     ----------
     Net cash used in financing activities            (54,276)      (179,080)
                                                   ----------     ----------
     Net increase (decrease) in cash                   (1,676)          -

     Beginning cash                                     1,676           -
                                                   ----------     ----------
     Ending cash                                   $     -        $     -
                                                   ==========     ==========
Supplemental cash flow information:
 Interest paid                                     $   49,410     $   31,336
 Income taxes paid                                      3,493          2,871
 Non-cash investing and fiancing activities -
  Equipment financed with capital lease                  -            29,000

                              Zynex Medical, Inc.
                Combined Statement of Stockholder's Deficiency


                                    Common Stock        Accumulated
                                 Shares      Amount       Deficit        Total
                                ---------    ------     -----------    ---------

Balance, December 31, 2001      1,000,000     $300      $(219,263)     $(218,963)

     Net income                      -          -          20,886         20,886
                                ---------     ----      ---------      ---------

Balance, December 31, 2002      1,000,000      300       (198,377)      (198,077)

     Net income                      -          -          40,697         40,697
                                ---------     ----      ---------      ---------
Balance, December 31, 2003      1,000,000     $300      $(157,680)     $(157,380)
                                =========     ====      =========      =========

                              ZYNEX MEDICAL, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.  The Company and Summary of Significant Accounting Policies

The Company

Zynex Medical, Inc. ("Zynex" or the "Company") was incorporated under the laws of the state of Colorado on March 3, 1998, under the name of "Stroke Recovery Systems, Inc." (SRSI). On October 1, 2003, Zynex acquired, through merger, the assets and liabilities of Dan Med, Inc. (DMI), a Colorado corporation under common control. The companies were merged in order to simplify the operating and capital structure of both companies. SRSI concurrently changed its name to Zynex Medical, Inc.

DMI was incorporated in 1996 with its primary activity importing European-made electrotherapy devices until 1999 when DMI also began developing and assembling its own line of electrotherapy products. SRSI was incorporated in 1998 with its main activity selling electrotherapy devices to homecare patients suffering the effects of a stroke. In early 2002 SRSI began marketing the entire DMI product line of standard electrotherapy products by adding a small sales force. At present, Zynex generates substantially all its revenue in North America from sales and rentals of its products to patients, dealers and health care providers. Approximately 4.3% and 14.0% of sales in 2002 and 2003 involved payment by Medicare and Medicaid programs.

On February 11, 2004, Zynex was acquired by a Utah corporation, Zynex Medical Holdings, Inc. in a reverse merger wherein the sole stockholder of the Company received 19,500,000 shares of Zynex Medical Holdings, Inc.'s common stock (approximately 88% of the shares of the combined entity) for all of the Company's common stock (see Note 5).

Principles of Consolidation

The accompanying combined financial statements include the accounts of Zynex and DMI for all periods presented. All inter-company transactions and accounts have been eliminated.

Revenue Recognition

Sales and rental income is recognized when a product has been medically prescribed and dispensed to a patient and, when applicable, a claim prepared by the Company has been filed with the patient's insurance provider. Product and rental revenue is recognized net of an estimated uncollectible percentage of sales and rentals and other discounts.

Uncollectible Accounts Receivable

A significant portion of the accounts receivable balance is from insurance companies or other third-party reimbursing agents. The nature of these receivables within this industry has typically resulted in long collection cycles. The Company establishes a reserve for uncollectible accounts based upon various factors, including credit risk, historical trends, patient responsibility and other information. Such reserves are also adjusted for amounts otherwise covered by third-party payers.

Use of Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Ultimate results could differ from those estimates. The most significant management estimates used in the preparation of the financial statements are associated with the reserves established for uncollectible accounts receivable.

Inventories

Inventories are valued at the lower of cost (average) or market. Finished goods include products held at different locations by health care providers or other third parties for rental or sale to patients.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives are as follows:

             Office furniture and equipment        3-7 years
             Rented inventory                      5 years
             Vehicles                              5 years
             Assembly equipment                    7 years

Research and Development

Research and development costs are expensed when incurred.

Fair Value of Financial Instruments and Credit Risk

The Company's financial instruments primarily consist of cash, receivables and payables for which current carrying amounts approximate fair market value. Additionally, interest rates on outstanding borrowings are at rates that approximate market rates for borrowings with similar terms and average maturities.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables.

The Company transacts its business with a single financial institution. However, the amount on deposit did not exceed the $100,000 federally insured limited at December 31, 2003. Management believes that the institution is financially sound and the risk of loss is minimal.

The Company has recorded trade receivables from business operations. Management regularly evaluates the collectibility of accounts receivable and believes that net receivables recorded as of December 31, 2003, to be collectible.

Shipping Costs

Shipping costs are included in cost of goods sold.

Compensation

The Company accounts for stock-based compensation using Accounting Principles Board's Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Under APB No. 25, compensation expense is recognized for stock options and warrants with an exercise price that is less than the market price on the grant date. For stock options granted employees or directors with exercise prices at or above the market value of the stock on the grant date, the Company has adopted the Financial Accounting Standards Board ("FASB") disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

As of December 31, 2003, the Company did not have any employee stock-based compensation programs. However, in March 2004 Zynex Medical Holdings, Inc. issued stock warrants to an employee and two consultants (see Note 5).

Comprehensive Income

There are no adjustments necessary to the net income as presented in the accompanying statement of operations to derive comprehensive income in accordance with Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income."

Segment Reporting

In June 1997, SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by management in deciding how to allocate resources and assess performance. To date, the Company has only had a single operating segment.

Cash and Cash Equivalents

Cash and cash equivalents are stated at cost. Cash equivalents consist of all highly liquid investments with maturities of three months or less when acquired.

Income Taxes

Deferred income taxes are based on temporary differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates for years during which taxes are expected to be paid or recovered.

Earnings Per Share

Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed on the basis of the average number of common shares outstanding and the dilutive effect of convertible securities, notes payable, stock options and warrants using the "treasury stock" method. Basic and diluted earnings per share are the same during the periods presented since the Company had no convertible securities, warrants or options.

All pro forma share and per share amounts reflect the retroactive effect from the beginning of the periods presented, of the reverse acquisition involving Zynex Medical, Inc. and Zynex Medical Holdings, Inc. on February 11, 2004.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends certain portions of SFAS No. 133 and is effective for all contracts entered into or modified after June 30, 2003 on a prospective basis. SFAS No. 149 is not expected to have a material effect on the results of operations or financial position of the Company because the it currently has no derivatives or hedging contracts.

In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's operations or financial position.

In December 2003, the FASB issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities". The interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain types of entities. The Company does not expect the adoption of this interpretation to have any impact on its financial statements.

Selected Financial Statement Data
                                                December 31, 2003
                                                -----------------
     Property and equipment -
       Office furniture and equipment               $ 69,097
       Rented inventory                               50,544
       Vehicles                                       30,828
       Assembly equipment                                757
                                                    --------
                                                     151,226
     Less accumulated depreciation                   (83,366)
                                                    --------
        Net property, plant and equipment           $ 67,860

2.  Notes Payable and Leases

Notes Payable at December 31, 2003 consisted of the following:

                                                   Current     Long-term
                                                  Maturities   Maturities
                                                  ----------   ----------

Note payable to a bank, principal and interest
payments of $4,331 due on a monthly basis
through November 15, 2004.  At the end of the
term, the entire outstanding balance is due;
annual interest rate of 7.5%, collateralized
by accounts receivable and the President's
personal residence.                                $136,615    $    -

Small Business Administration revolving line
of credit, principal payments and interest of
$3,000 due on a monthly basis through May 4,
2004, annual interest rate based on 2% over the
lowest prime rate, collateralized by inventory
accounts receivable and all contract rights.         46,692         -

Inventory financing obligations to financial
institutions, monthly principal and interest
payments total $3,479; annual interest rates
approximating 20%, collateralized by inventory       28,168       11,634

Other                                                 9,929         -
                                                   --------      -------
Total                                              $221,404      $11,634
                                                   ========      =======

The Company has commitments under various operating and capital leases that are payable in monthly installments. As of December 31, 2003, future minimum lease payments under non-cancelable operating and capital leases are as follows:

                                                Capital     Operating
                                                 Lease        Leases
                                               ---------    ---------
          2004                                 $ 10,905      $ 46,056
          2005                                   10,905        85,468
          2006                                    4,668        93,231
          2007                                     -           95,695
          2008                                     -           98,160
          Thereafter                               -           16,428
                                               --------      --------
     Total future minimum lease payments         26,478      $435,038
                                                             ========
     Less amount representing interest           (2,483)
                                               --------
     Present value of net minimum lease
      payments                                   23,995
     Less current portion                        (9,324)
                                               --------
     Long-term capital lease obligation        $ 14,671
                                               ========

Rent expense under operating leases for 2003 and 2002 was $51,051 and $41,553, respectively.

3.  Income Taxes

The following summarizes the components of the provision (benefit) for income taxes:

                                                    2002        2003
                                                  -------     -------
          Current
            Federal                               $(2,000)    $17,109
            State                                    (200)      3,800
            Other                                    -          3,900
            Deferred                                 -           -
                                                  -------     -------
                                                  $(2,200)    $24,809
                                                  =======     =======

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows:

                                                    2002        2003
                                                  -------     -------
          Statutory rate                            35 %        35 %
          State taxes                               (1)%         6 %
          Surtax benefit                           (28)%       (18)%
          Nondeductible                             14 %         9 %
          Net operating loss carryover and other   (32)%         6 %
                                                   -----       -----
          Combined effective rate                  (12)%        38 %
                                                   =====       =====

4.  Commitments and Contingencies

Billing Practices

In connection with its sale of medical devices, the Company sells disposable supplies used with some of its devices. In some cases, the billings to private insurance companies exceed supplies actually shipped. It is possible that the affected private insurance companies could assert claims for such overbillings. The Company discontinued this billing practice in March 2004 and has included the claim in the reserve against accounts receivable, approximately $137,000 as of December 31, 2003.

Major Suppliers

During 2003 and 2002, the Company purchased approximately 76% and 43% of its entire inventory purchases from two suppliers. One of these suppliers is located in Europe.

Concentrations

The Company maintains its cash deposits in one bank. The deposits are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2003, the Company's cash balance at the bank was not in excess of the FDIC insurance limit.

5.  Events Subsequent to December 31, 2003

Reorganization

On February 11, 2004, Zynex Medical Holdings, Inc. (the "Holding Company") acquired all of the outstanding common stock of Zynex Medical, Inc. for 19,500,000 shares of the Holding Company's common stock. Coincidental with the acquisition, $358,800 of Holding Company loans were converted to 2,601,786 shares of common stock and 10,500,001 previously issued shares were canceled and returned to treasury. This reorganization resulted in a total of 22,151,662 Holding Company common shares outstanding, of which the 19,500,000 shares issued for Zynex Medical, Inc. represents approximately 88% of the shares now outstanding.

The reorganization is recorded as a recapitalization effected by a reverse acquisition wherein the Holding Company is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred in February 2004, the accompanying financial statements represent solely those of the accounting acquirer - Zynex Medical, Inc. Since the Holding Company is a non-operating entity with limited business activities and no assets, goodwill will not be recorded.

Employment Agreement

On February 1, 2004, Zynex Medical, Inc. entered into a three-year employment agreement with the Company's President, Chief Executive Officer and sole shareholder. The agreement expires January 31, 2007; if written notice is not given, the agreement will automatically be extended for an additional 2-year period. Initial annual compensation under the agreement is $174,000. This amount may be increased annually at the board of director's discretion. The agreement also provides for a 50% annual bonus in the event that annual net revenue exceeds $2.25 million, Company insurance and benefit plans, as well as, a Company provided vehicle. The agreement includes a non-compete provision for the term of the agreement extended to 24 months after termination of the agreement.

Issuance of Stock Warrants

On March 7, 2004, the Holding Company issued a total of 120,000 warrants to purchase common stock for five years to an employee and two consultants for past services; 110,000 of the warrants are exercisable at $3 per share and 10,000 warrants are exercisable at $.55 per share. The closing market quotation of the stock was $2.75 per share on March 7, 2004.

Common Stock

In February 2004, 100,000 shares of the Holding Company's common stock were issued to an investor at $1 per share.

During January through May, the Holding Company received $130,000 for common stock subscriptions at $1 per share.

On June 4, 2004, the Holding Company sold 685,714 shares of common stock to five investors at $1.75 per share. The proceeds realized from the sale were $1,030,000, net of transaction costs. In connection with the sales, the Holding Company granted Class A Warrants to purchase an additional 342,857 shares of common stock at $2.00 per share, Class B Warrants to purchase an additional 685,714 shares of common stock at $2.50 per share, Class C Warrants to purchase 22,858 shares of common stock at $.01 per share and Broker Warrants to purchase 45,713 shares of common stock at $.01 per share. The Class A Warrants expire on the 150th day after the actual effective date during which a registration statement has been available for use by the holder for resale under the Securities Act of 1933 of the common stock issuable upon exercise of the Class A Warrants. The Class B, Class C and Broker Warrants expire on June 4, 2009.

Upon exercise of the warrants, the Holding Company is required to pay Warrant Exercise Compensation equal to 10 percent of the cash proceeds payable to the Holding Company. The Holding Company is further required to issue one Broker's Warrant for each 10 shares of Class A, Class B and Class C Warrants exercised by the subscribers.

Acquisitions of Automobiles

During March 2004, the Company purchased an automobile costing $60,800 pursuant to a five-year 15% installment loan agreement, requiring monthly payments of $1,351. In addition, the Company began leasing another automobile over a 39-month period with monthly lease payments of $935.

Loans

From February through May 2004, the Company borrowed a total of $87,000, of which $15,000 has been repaid. Of the $72,000 unpaid loans, $12,000 was a ninety-day non-interest bearing bridge loan received on February 4, 2004, and $60,000 was received on April 1, 2004, is due in six months, with interest payable at 2% monthly plus 1,000 shares of common stock per month until repayment.

                         Unaudited Summary Pro Forma

                        Combined Financial Information

The accompanying pro forma combined financial statements present the historical financial information of Zynex Medical, Inc., as adjusted for the transaction with Zynex Medical Holdings, Inc. (the "Holding Company") pursuant to a purchase agreement and as if the merger occurred at the beginning of each period presented. On February 11, 2004, the Holding Company acquired all of the outstanding common stock of Zynex Medical, Inc. in exchange for 19,500,000 shares of the Holding Company's common stock. Coincident with the acquisition, $358,800 of Holding Company loans were converted to 2,601,786 shares of common stock and 10,500,001 previously issued shares were canceled and returned to the treasury. This reorganization resulted in a total of 22,151,662 Holding Company common shares outstanding, of which the 19,500,000 shares issued for Zynex Medical, Inc. represents approximately 88 percent.

The reorganization has been recorded as a recapitalization effected by a reverse acquisition wherein the Holding Company is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase and accordingly, the accompanying pro forma combined financial statements represent solely the operations of the accounting acquirer, Zynex Medical, Inc.

The summary unaudited pro forma combined financial information has been derived from the audited and unaudited financial statements of the entities being combined. The data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the transaction had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of the Company's future operating results or financial position. The data set forth below should be read in conjunction with the audited financial statements and unaudited interim financial statements, including the notes thereto.

                              Zynex Medical, Inc.
          Unaudited Pro Forma Combined Statement of Financial Position
                               December 31, 2003

                                  Zynex        Zynex Medical     Pro Forma         Pro Forma
                               Medical, Inc.   Holdings, Inc.   Adjustments       Combination
                               -------------   --------------   -----------       -----------
ASSETS

Current Assets:
 Receivables                    $ 185,806        $    -         $      -           $ 185,806
 Inventory                        166,245             -                -             166,245
 Prepaid expenses                   1,300             -                -               1,300
                                ---------        ---------      -----------        ---------
   Total current assets           353,351             -                -             353,351

Property and equipment             67,860             -                -              67,860
Other assets                        9,765             -                -               9,765
                                ---------        ---------      -----------        ---------
                                $ 430,976        $    -         $      -           $ 430,976
                                =========        =========      ===========        =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
 Notes payable                  $ 221,404        $ 250,000      $  (250,000)(a)    $ 221,404
 Capital lease                      9,324             -                -               9,324
 Accounts Payable                 161,660            3,310             -             164,970
 Accrued payroll and payroll
  taxes                            51,922             -                -              51,922
 Accrued income taxes              34,300             -                -              34,300
 Other accrued liabilities         70,625             -                -              70,625
 Shareholder loans                   -             108,800         (108,800)(a)         -
 Advances from stockholder         12,816             -                -              12,816
                                ---------        ---------      -----------        ---------
   Total current liabilities      562,051          362,110         (358,800)         565,361

Notes payable                      11,634             -                -              11,634
Capital lease                      14,671             -                -              14,671
                                ---------        ---------      -----------        ---------
   Total liabilities              588,356          362,110         (358,800)         591,666

Stockholders' Deficiency:
 Common stock                         300           10,550           11,302 (a)(b)    22,152
 Additional paid-in capital          -           3,031,989       (3,031,989)(a)(b)      -
 Accumulated deficit             (157,680)      (3,404,649)       3,379,487 (b)     (182,842)
                                ---------        ---------      -----------        ---------
                                 (157,380)        (362,110)         358,800         (160,690)
                                ---------        ---------      -----------        ---------
                                $ 430,976        $    -         $      -           $ 430,976
                                =========        =========      ===========        =========

                         Zynex Medical Holdings, Inc.
             Unaudited Pro Forma Combined Statement of Operations
                         Year Ended December 31, 2002


                                  Zynex        Zynex Medical     Pro Forma     Pro Forma
                               Medical, Inc.   Holdings, Inc.   Adjustments   Combination
                               -------------   --------------   -----------   -----------
Net sales and rental revenue    $1,281,823        $   -           $  -         $1,281,823
Cost of sales and rentals          337,683            -              -            337,683
                                ----------        --------        -------      ----------
   Gross profit                    944,140            -              -            944,140

Operating expenses:
 Selling, general and adminis-
  trative                          861,586           5,858           -            867,444
 Depreciation                       22,083            -              -             22,083
                                ----------        --------        -------      ----------
                                   883,669           5,858           -            889,527
                                ----------        --------        -------      ----------
   Income from operations           60,471          (5,858)          -             54,613

Other income (expense):
 Interest income                     8,522            -              -              8,522
 Interest expense                  (50,307)        (10,019)        10,019(c)      (50,307)
                                ----------        --------        -------      ----------
   Income before income taxes       18,686         (15,877)        10,019          12,828

Provision for income taxes          (2,200)           -              -             (2,200)
                                ----------        --------        -------      ----------
   Net income                   $   20,886        $(15,877)       $10,019      $   15,028
                                ==========        ========        =======      ==========
Pro forma earnings per share    $     -           $   -                        $     -
                                ==========        ========                     ==========


                         Zynex Medical Holdings, Inc.
             Unaudited Pro Forma Combined Statement of Operations
                         Year Ended December 31, 2003

                                  Zynex        Zynex Medical     Pro Forma     Pro Forma
                               Medical, Inc.   Holdings, Inc.   Adjustments   Combination
                               -------------   --------------   -----------   -----------

Net sales and rental revenue    $1,083,912       $    -           $  -        $1,083,912
Cost of sales and rentals          186,081            -              -           186,081
                                ----------       ---------        -------     ----------
   Gross profit                    897,831            -              -           897,831

Operating expenses:
 Selling, general and adminis-
  trative                          762,819          26,705           -           789,524
 Depreciation                       26,985            -              -            26,985
                                ----------       ---------        -------     ----------
                                   789,804          26,705           -           816,509
                                ----------       ---------        -------     ----------
   Income from operations          108,027         (26,705)          -            81,322

Other income (expense):
 Interest income                     3,153            -                            3,153
 Interest expense                  (45,674)        (80,692)        80,692(c)     (45,674)
                                ----------       ---------        -------     ----------
   Income before income taxes       65,506        (107,397)        80,692         38,801

Provision for income taxes          24,809            -              -            24,809
                                ----------       ---------        -------     ----------
   Net income                   $   40,697       $(107,397)       $80,692     $   13,992
                                ==========       =========        =======     ==========

Pro forma earnings per share    $     -          $    -                       $     -
                                ==========       =========                    ==========


                            Zynex Medical, Inc.
          Notes to Unaudited Combined Pro Forma Financial Statements

Note 1 - Basis of Presentation

The accompanying combined pro forma financial statements are presented to reflect the merger of Zynex Medical Holdings, Inc. and Zynex Medical, Inc., accounted for as a reverse acquisition, with the pre-acquisition operation of Zynex Medical, Inc. becoming the ongoing operations of the combined entities.

In February 2004, Zynex Medical Holdings, Inc. acquired 100 percent of the common stock of Zynex Medical, Inc. in exchange for 19,500,000 shares of common stock.

The accompanying pro forma combined statements of operations combines the historical operations of Zynex Medical Holdings, Inc. and Zynex Medical, Inc. for the years ended December 31, 2002 and 2003 as if the acquisition had occurred on January 1, 2002 and January 1, 2003 of the periods presented, respectively.

Note 2 - Pro Forma Adjustments

The acquisition has been accounted for as a purchase. Since Zynex Medical Holdings, Inc. is a non-operating entity with limited business activity and no assets, goodwill will not be recorded and has not been reflected in the pro forma combined financial statements.

(a)  Represents the conversion of debt into common stock.

(b)  Represents the effect of the reverse acquisition.

(c) Coincident with the reorganization, all of the interest-bearing debt of Zynex Medical Holdings, Inc. was converted to 2,601,786 shares of common stock.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     ZYNEX MEDICAL HOLDINGS, INC.



Dated: June 11, 2004                 By:/s/ Thomas Sandgaard
                                        Thomas Sandgaard, President











































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